UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

VICOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Named Executive Officer

On April 8, 2016, Barry Kelleher announced he will retire from his position as President of the Brick Business Unit of Vicor Corporation (the “Company”), effective December 31, 2016. Mr. Kelleher will continue to be an employee of the Company until December 31, 2016, providing a range of services associated with his duties as President of the Brick Business Unit and the transition of his operational responsibilities to Michael S. McNamara, who was elected Corporate Vice President, General Manager, Operations, in June 2015. Mr. McNamara, who joined the Company in 1995, previously held the position of Corporate Vice President, Quality and Technical Operations. Mr. Kelleher currently is a member of the Board of Directors of the Company and will continue to serve in that capacity after his retirement as an employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: April 8, 2016	By:	/s/ James A. Simms
James A. Simms Chief Financial Officer